UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
May 14, 2024
DiamondRock Hospitality Company
(Exact name of registrant as specified in charter)

Maryland	001-32514	20-1180098
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2 Bethesda Metro Center, Suite 1400
Bethesda, MD 20814
(Address of Principal Executive Offices) (Zip Code)

(Registrant’s telephone number, including area code): (240) 744-1150
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	DRH	New York Stock Exchange
8.250% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share	DRH Pr A	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

Appointment of Chief Accounting Officer

The Board of Directors of DiamondRock Hospitality Company (the “Company”) appointed Stephen Spierto to the position of Chief Accounting Officer, effective as of May 15, 2024. As Chief Accounting Officer, Mr. Spierto will serve as the Company’s principal accounting officer.

Mr. Spierto, age 34, joined the Company in November 2023 and previously served as Vice President, Corporate Controller of the Company from November 2023 until his May 2024 promotion to Chief Accounting Officer. As Vice President, Corporate Controller of the Company, Mr. Spierto was responsible for overseeing corporate accounting, financial reporting and technical accounting. Prior to joining the Company, Mr. Spierto spent 12 years in the real estate and hospitality audit practice at Ernst & Young, LLP, most recently as a Senior Manager. Mr. Spierto is a certified public accountant and earned a B.S. and Master’s in Accounting from the James Madison University.

In connection with Mr. Spierto’s appointment as Chief Accounting Officer, the Company expects to enter into an indemnification agreement with Mr. Spierto on terms consistent with those in the indemnification agreements between the Company and certain of its officers.

There are no arrangements or understandings between Mr. Spierto and any other persons pursuant to which he was appointed as the Company’s Chief Accounting Officer. Additionally, Mr. Spierto is not a party to any related party transactions required to be reported pursuant to Item 404(a) of Regulation S-K, nor does he have any family relationships with any of the Company’s directors or executive officers.

In connection with and effective as of Mr. Spierto’s appointment as Chief Accounting Officer, Briony R. Quinn, the Company’s Executive Vice President, Chief Financial Officer and Treasurer, will no longer serve as principal accounting officer. Ms. Quinn will continue to serve as principal financial officer.

Amended and Restated Severance Agreements

On May 14, 2024, the Company entered into amended and restated severance agreements with each of Jeffrey J. Donnelly, Justin Leonard and Briony Quinn (each, a “severance agreement” and, collectively, the “severance agreements”). The severance agreements are each effective as of May 14, 2024.

Pursuant to the severance agreements, each of Messrs. Donnelly and Leonard and Ms. Quinn will be entitled to receive cash severance benefits under his or her severance agreement if the Company terminates such executive’s employment without cause or such executive resigns with good reason. These severance agreements have so-called “double triggers” as the executives are not entitled to receive any cash severance benefits if, following a change of control, they remain in their position or they resign without demonstrating good reason. If the executive officers are entitled to receive cash severance benefits in connection with a termination following a change of control of the Company, they will receive a lump sum payment equal to three times the sum of (x) their then current base salary and (y) their target bonus under the Company’s annual cash incentive compensation program. If the executive’s employment is terminated without cause or the executive resigns with good reason not in connection with a change in control, they will be entitled to a lump sum payment equal to two times the sum of (x) their then current base salary and (y) their target bonus under the Company’s annual cash compensation program.

In addition, if the Company terminates such executive’s employment without cause or such executive resigns with good reason, or if the executive dies or becomes disabled, the executive (or his or her family) will be entitled to:
i. a pro-rated bonus for the year of termination under the Company’s cash incentive program based on actual achievement of the applicable performance metrics, provided, that any performance metrics based solely on the executive’s performance shall be deemed achieved at target levels;
ii.    continued life, health and disability insurance coverage the executive, his or her spouse and dependents for eighteen months;
iii.    in the cases of death or disability, the immediate vesting of all unvested restricted stock or LTIP unit awards subject to time-based vesting previously issued to the executive; and

iv.    in the case of termination without cause or resignation with good reason, the immediate vesting of all unvested restricted stock or LTIP unit awards subject to time-based vesting that were granted to the executive in connection with the Company’s annual long-term incentive program, provided, that such vesting is subject to pro-ration for any awards that were granted to the executive less than 12 months prior to the date of termination.

If the Company terminates the executive’s employment without cause or such executive resigns with good reason, the executive can retain their PSU awards, but they will not receive any shares until the end of the performance period and the number of shares issued will equal the target amount. Upon a change in control, regardless of whether there has been a termination of employment, the Company will determine the number of PSUs earned based on the performance as of the date immediately prior to the change in control, but such awards may remain subject to service vesting for the remainder of the performance period, which vesting will be accelerated if there is a subsequent involuntary termination.

In the event that the executive retires and has been designated as an eligible retiree by the Company’s Board of Directors, the executive will be eligible to continue to vest in any outstanding unvested restricted stock, LTIP unit and PSU awards, but the executive will not receive any cash severance or any continued life, health, or disability coverage for themselves or their spouse or dependents.

The severance agreements each contain non-competition covenants that apply during the term and for 12 months after the expiration or termination of such executive’s employment with the Company to the extent that the executive receives a cash severance payment. The non-competition covenants restrict the executives from working for any lodging-oriented real estate investment company located in the United States. The non-competition covenants will not apply following a change of control. The severance agreements also contain non-solicitation and non-disparagement covenants, among other standard provisions.

Item 7.01. Regulation FD Disclosure

A copy of the press release issued by the Company to announce Mr. Spierto’s appointment to Chief Accounting Officer described above and the hiring of Anika Fischer as the Company's General Counsel is furnished as Exhibit 99.1 to this Current Report and incorporated by reference herein.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in this Current Report, including Exhibit 99.1, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act of 1934, as amended, regardless of any incorporation by reference language in any such filing. This Current Report will not be deemed an admission as to the materiality of any information in this Current Report that is required to be disclosed solely by Regulation FD.

ITEM 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are included with this report:
Exhibit No. Description
99.1 Press Release, dated May 16, 2024
101.SCH                Inline XBRL Taxonomy Extension Schema Document
101.CAL                Inline XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF                Inline XBRL Taxonomy Extension Definition Linkbase Document
101.LAB                Inline XBRL Taxonomy Extension Label Linkbase Document
101.PRE                Inline XBRL Taxonomy Extension Presentation Linkbase Document
104                    Cover Page Interactive Data File

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMONDROCK HOSPITALITY COMPANY

Dated: May 16, 2024	By:	/s/ Briony R. Quinn
Briony R. Quinn
Executive Vice President, Chief Financial Officer and Treasurer